Logo
Principal
  Financial                                              Principal Life
  Group                                                  Insurance Company



June 28, 2005



Mr. Ralph C. Eucher
President and Chief Executive Officer
Principal Investors Fund, Inc.
Principal Financial Group
Des Moines, IA 50392-2080


Dear Mr. Eucher

Principal Life Insurance Company intends to purchase the following shares (the "Shares"):

     Fund                                                 Purchase Amount          Shares Purchased
     ---------------------------------------------------------------------------------------------------
     ---------------------------------------------------------------------------------------------------
     Bond & Mortgage Securities, Class A                     $10,000.00                         917.431
     Bond & Mortgage Securities, Class B                     $10,000.00                         917.431
     Equity Income, Class A                                  $10,000.00                         884.173
     Equity Income, Class B                                  $10,000.00                         888.889
     Government Securities, Class A                          $10,000.00                         963.391
     Government Securities, Class B                          $10,000.00                         963.391
     High Quality Short-Term Bond, Class A                   $10,000.00                         988.142
     Inflation Protection, Class A                           $10,000.00                         987.167
     International Emerging Markets, Class A                 $10,000.00                         577.367
     International Emerging Markets, Class B                 $10,000.00                         577.367
     Diversified International, Class A                      $10,000.00                         966.184
     Diversified International, Class B                      $10,000.00                         966.184
     Disciplined LargeCap Blend, Class A                     $10,000.00                         710.227
     Disciplined LargeCap Blend, Class B                     $10,000.00                         710.227
     LargeCap Growth, Class A                                $10,000.00                       1,472.754
     LargeCap Growth, Class B                                $10,000.00                       1,472.754
     LargeCap S&P 500 Index, Class A                         $10,000.00                       1,164.144
     LargeCap Value, Class A                                 $10,000.00                         884.173
     LargeCap Value, Class B                                 $10,000.00                         884.173
     MidCap Blend, Class A                                   $10,000.00                         753.012
     MidCap Blend, Class B                                   $10,000.00                         753.012
     Money Market, Class A                                   $10,000.00                      10,000.000
     Money Market, Class B                                   $10,000.00                      10,000.000
     Partners LargeCap Blend, Class A                        $10,000.00                         970.874
     Partners LargeCap Blend, Class B                        $10,000.00                         970.874
     Partners LargeCap Blend I, Class A                      $10,000.00                       1,219,512
     Partners LargeCap Blend I, Class B                      $10,000.00                       1,219.512
     Partners LargeCap Growth I, Class A                     $10,000.00                       1,261.034
     Partners LargeCap Growth I, Class B                     $10,000.00                       1,261.034
     Partners LargeCap Growth II, Class A                    $10,000.00                       1,240.695
     Partners LargeCap Value, Class A                        $10,000.00                         735.835
     Partners LargeCap Value, Class B                        $10,000.00                         735.835
     Partners MidCap Growth, Class A                         $10,000.00                       1,190.476
     Partners MidCap Growth, Class B                         $10,000.00                       1,190.476
     Partners MidCap Growth I, Class A                       $10,000.00                         871.840
     Partners MidCap Value, Class A                          $10,000.00                         672.948
     Partners MidCap Value, Class B                          $10,000.00                         672.948
     Partners SmallCap Growth II, Class A                    $10,000.00                       1,146.789
     Partners SmallCap Growth II, Class B                    $10,000.00                       1,146.789
     Preferred Securities, Class A                           $10,000.00                         914.077
     Principal LifeTime 2010, Class A                        $10,000.00                         830.565
     Principal LifeTime 2020, Class A                        $10,000.00                         824.402
     Principal LifeTime 2020, Class B                        $10,000.00                         824.402
     Principal LifeTime 2030, Class A                        $10,000.00                         841.751
     Principal LifeTime 2030, Class B                        $10,000.00                         841.751
     Principal LifeTime 2040, Class A                        $10,000.00                         836.120
     Principal LifeTime 2040, Class B                        $10,000.00                         836.120
     Principal LifeTime 2050, Class A                        $10,000.00                         871.080
     Principal LifeTime Strategic, Class A                   $10,000.00                         836.120
     Real Estate Securities, Class A                         $10,000.00                         497.018
     Real Estate Securities, Class B                         $10,000.00                         497.018
     SmallCap Blend, Class A                                 $10,000.00                         637.349
     SmallCap Blend, Class B                                 $10,000.00                         637.349
     SmallCap Value, Class A                                 $10,000.00                         588.928
     SmallCap Value, Class B                                 $10,000.00                         588.928
     Tax-Exempt Bond, Class A                                $10,000.00                         811.688
     Tax-Exempt Bond, Class B                                $10,000.00                         807.103

Each share has a par value of $.01 per share. In connection with such purchase, Principal Life Insurance Company represents and warrants that it will purchase such Shares as an investment and not with a view to resell, distribute or redeem.


                PRINCIPAL LIFE INSURANCE COMPANY

                   /s/Michael D. Roughton
                BY ________________________________
                    Michael D. Roughton
                    Vice President and Senior Securities Counsel